Exhibit 10.23

AMENDMENT NO. 1, dated as of May 16, 2007 (this “Amendment No. 1”) to the Second Lien Credit Agreement dated as of April 12, 2007 (as amended prior to the date hereof, the “Credit Agreement”), among SAFENET, INC., a Delaware corporation (as successor-in-interest to STEALTH ACQUISITION CORP., a Delaware corporation) (“Company”), VECTOR STEALTH HOLDINGS II, L.L.C., a Delaware limited liability company (“Holdings”), the financial institutions from time to time party thereto in the capacity of lenders (the “Lenders”), DEUTSCHE BANK. TRUST COMPANY AMERICAS, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), CITIBANK, N.A., as syndication agent, and DEUTSCHE BANK SECURITIES, INC. and CITIGROUP GLOBAL MARKETS INC., as joint lead arrangers and joint bookrunners.

A. Pursuant to the Credit Agreement, the Lenders have extended credit to the Company pursuant to the terms and subject to the conditions set forth therein.

B. The Company has requested that the Lenders agree, subject to the conditions and terms set forth in this Amendment No. 1, to amend the Credit Agreement, as set forth below.

C. The Requisite Lenders are willing to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

D. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Amendments.

(a) Subsection 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in alphabetical order:

“DSS” means the Defense Security Service of the U.S. Department of Defense.

“NISPOM” means the National Industrial Security Program Operating Manual, DoD 5220.22-M.

“Qualified Supplemental Collateral Agent” means a Supplemental Collateral Agent that is a U.S. person (as such term is defined in the NISPOM) that has not been determined to be subject to foreign ownership, control or influence pursuant to the NISPOM or is otherwise acceptable to DSS and is reasonably acceptable to Administrative Agent.

(b) Subsection 6.1 of the Credit Agreement is hereby amended by adding immediately preceding the colon at the end of the first paragraph of such subsection the following: “(with a copy to DSS in the case of notices delivered pursuant to subsection 6.1(i))”.

(c) Section 10 of the Credit Agreement is hereby amended by adding a new subsection 10.23, the text of which is as follows;

10.23 Facility Clearances.

The Lenders and Agents have been advised that certain of the Loan Parties have facility clearances pursuant to the NISPOM, and that, under NISPOM, if DSS determines that such Loan Parties are subject to foreign ownership, control or influence, as a result of the consummation of the transaction contemplated by the Loan Documents, DSS may impose any security method, safeguard, or restriction it believes necessary to ensure that unauthorized access to classified information is effectively precluded and that the performance of classified contracts is not adversely effected. To the extent necessary or reasonably desirable in order to avoid termination of the facility clearances held by the Loan Parties as a result of such a determination by DSS, the Lenders agree that the Administrative Agent will be permitted to transfer Liens on Collateral to one or more Qualified Supplemental Collateral Agents, and to execute documents acceptable to Administrative Agent (in its reasonable discretion) for the purposes of effecting such a transfer of Liens to Qualified Supplemental Collateral Agents. Administrative Agent agrees that it will take such actions as are reasonably requested by Company to effect such transfer of Liens in such circumstances; provided that Administrative Agent is reasonably satisfied that such actions may be taken without subjecting Administrative Agent to liability and without adversely affecting the perfection or priority of such Liens.

(d) For the avoidance of doubt (i) any Qualified Supplemental Collateral Agent shall enjoy the rights and benefits of a Supplemental Collateral Agent under the second paragraph of Section 9.1B, including without limitation, having the provisions of Section 9 and the expense reimbursement and indemnity provisions of subsections 10.2 and 10.3 that refer to the Administrative Agent inure to the benefit of such Qualified Supplemental Collateral Agent and (ii) any appointment of a Qualified Supplemental Collateral Agent pursuant to subsection 10.23 and any transfer of Liens by the Administrative Agent to any Qualified Supplemental Collateral Agent pursuant to subsection 10.23 shall be subject to the expense reimbursement and indemnity provisions of subsections 10.2 and 10.3.

(e) In the event that a Qualified Supplemental Collateral Agent is appointed pursuant to subsection 10.23 or the Administrative Agent transfers any Liens to any Qualified Supplemental Collateral Agent pursuant to subsection 10.23 (or is requested to do so), the Company and the Lenders authorize the Administrative Agent to execute any amendments to the Loan Documents reasonably necessary or desirable in connection with such actions.

SECTION 2. Representations and Warranties. The Company represents and warrants to the Administrative Agent and to each of the Lenders that:

(a) This Amendment No. 1 has been duly executed and delivered by the Company and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(b) After giving effect to this Amendment No. 1, the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date (as such term is defined below), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c) Immediately after giving effect to this Amendment No. 1, no Potential Event of Default or Event of Default has occurred and is continuing.

SECTION 3. Conditions to Effectiveness. This Amendment No. 1 shall become effective on the date (the “Amendment Effective Date”) on which each of the following conditions is satisfied:

(a) The Administrative Agent (or its counsel) shall have received from each of the Requisite Lenders and the Company, a counterpart of this Amendment No. 1 signed on behalf of such party;

(b) All corporate and other proceedings taken or to be taken in connection with this Amendment No. 1 and all documents incidental thereto, whether or not referred to herein, shall be reasonably satisfactory in form and substance to the Administrative Agent;

(c) The Company shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment No. 1 (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto); and

(d) The representations and warranties in Section 2 of this Amendment No. 1 shall be true and correct.

Upon satisfaction of the conditions precedent set forth above, the Administrative Agent shall promptly notify the Company and the Lenders of its determination that this Amendment No. 1 has become effective, which determination shall, absent manifest error, be conclusive and binding on the Company and the Lenders for all purposes.

SECTION 4. Credit Agreement. Except as expressly set forth herein, this Amendment No. 1 shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Company or any other Loan Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. After the Amendment Effective Date, any reference to the Credit Agreement shall mean the Credit

Agreement as modified hereby, provided that any reference in the Credit Agreement to the date of the Credit Agreement, as modified hereby, shall in all instances remain as of April 12, 2007, and references in the Credit Agreement to “the date hereof” and “the date of this Agreement,” and phrases of similar import, shall in all instances be and continue to refer to April 12, 2007, and not the date of this Amendment No. 1. This Amendment No, 1 shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 5. Further Amendments. Each of the Lenders hereby consent to such further amendments to the Credit Agreement or any other Loan Documents that the Administrative Agent reasonably determines necessary to give effect to this Amendment No. 1; provided, however, that nothing herein shall be deemed to entitle the Company to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 6. Governing Law. THIS AMENDMENT NO. 1 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT NO. 1 MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AMENDMENT NO. 1, THE COMPANY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.

SECTION 7. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Administrative Agent.

SECTION 8. Headings. The headings of the several sections and subsections of this Amendment No. 1 are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment No. 1.

SECTION 9. Severability. Any provision of this Amendment No. 1 held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction, The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first written above.

COMPANY:

SAFENET, INC.

By:	/s/ Kevin Hicks
Name: Kevin Hicks
Title: Gen. Counsel & VP

[Amendment No. 1 to Second Lien Credit Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, Individually, as Administrative Agent, as Collateral Agent and as a Lender

By:	Illegible
Name:
Title:

By:	/s/ Patrick W. Dowling
Name: Patrick W. Dowling
Title: Director

[Amendment No. 1 to Second Lien Credit Agreement]

To Approve Amendment No. 1:

CITIBANK, N.A., as a Lender

By:	/s/ DAVID J. WIRDNAM
Name: DAVID J. WIRDNAM
Title: Managing Director

[Amendment No. 1 to Second Lien Credit Agreement]